                                                                Exhibit 99.1

                                 CERTIFICATE
                                 -----------

        The undersigned, the duly elected Secretary of Regency Affiliates, Inc., does hereby certify that the following is a true and accurate copy of a resolution of the Board of Directors adopted on April 10th, 1997:

        RESOLVED, that the President and Secretary of the Corporation shall be authorized to file the Corporation's report on SEC Form 10-K for the year ending December 31, 1996 and that the same officers shall be, and they hereby are authorized to execute said report utilizing powers of attorney provided to them by the members of the Board of Directors of the Corporation.



                                        /s/ Eunice M. Antosh
                                        --------------------------
                                        Eunice M. Antosh

Dated this 10th day of April, 1997.



                                     E-41